Fourth Quarter 2022 Earnings Conference Call Bill Rogers – Chairman & CEO Mike Maguire – CFO January 19, 2023

2 This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of Truist. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could” and other similar expressions are intended to identify these forward-looking statements. In particular, forward looking statements include, but are not limited to, statements we make about: (i) the benefits of Truist’s shift from integrating to operating and being “One Truist”, (ii) guidance with respect to financial performance metrics in future periods, including future levels of revenues, adjusted expenses, adjusted operating leverage and net charge-off ratio, (iii) Truist’s ability to perform well through a range of economic scenarios, (iv) Truist’s effective tax rate in future periods, (v) the financial impact of recently completed acquisitions in 2023, (vi) projections of preferred stock dividends in 2023, (vii) Truist goal to more fully activate digital capabilities with clients in 2023 to improve client acquisition and retention and reduce costs, (viii) loan growth in future periods, (ix) the effects of purchase accounting accretion in future periods, (x) expected declines in overdraft fees through 2024, (xi) anticipated restructuring costs and expense rationalization efforts, (xii) expectations for organic capital generation in 2023, and (xiii) Truist’s goal to produce strong growth and profitability with less volatility than peers. Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding Truist’s business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As such, Truist’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Part I, Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021 and in Truist’s subsequent filings with the Securities and Exchange Commission: • changes in the interest rate environment, including the replacement of LIBOR as an interest rate benchmark, could adversely affect Truist’s revenue and expenses, the value of assets and obligations, and the availability and cost of capital, cash flows, and liquidity; • Truist is subject to credit risk by lending or committing to lend money, may have more credit risk and higher credit losses to the extent that loans are concentrated by loan type, industry segment, borrower type or location of the borrower or collateral, and may suffer losses if the value of collateral declines in stressed market conditions; • inability to access short-term funding or liquidity, loss of client deposits or changes in Truist’s credit ratings could increase the cost of funding or limit access to capital markets; • general economic or business conditions, either globally, nationally or regionally, may be less favorable than expected, including as a result of supply chain disruptions, inflationary pressures and labor shortages, and instability in global geopolitical matters, including due to an outbreak or escalation of hostilities, or volatility in financial markets could result in, among other things, slower deposit or asset growth, a deterioration in credit quality, or a reduced demand for credit, insurance, or other services; • the monetary and fiscal policies of the federal government and its agencies, including in response to rising inflation, could have a material adverse effect on the economy and Truist’s profitability; • the effects of COVID-19 have adversely impacted the Company’s operations and financial performance and could have similar adverse impacts in future periods; • risk management oversight functions may not identify or address risks adequately, and management may not be able to effectively manage credit risk; • there are risks resulting from the extensive use of models in Truist’s business, which may impact decisions made by management and regulators; • deposit attrition, client loss or revenue loss following completed mergers or acquisitions may be greater than anticipated; • Truist could fail to execute on strategic or operational plans, including the ability to successfully complete or integrate mergers and acquisitions; • increased competition, including from (i) new or existing competitors that could have greater financial resources or be subject to different regulatory standards or compliance costs, and (ii) products and services offered by non-bank financial technology companies, may reduce Truist’s client base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist’s businesses or results of operations; • failure to maintain or enhance Truist’s competitive position with respect to new products, services, and technology, whether it fails to anticipate client expectations or because its technological developments fail to perform as desired or do not achieve market acceptance or regulatory approval or for other reasons, may cause Truist to lose market share or incur additional expense; • negative public opinion could damage Truist’s reputation and adversely impact business and revenues; • regulatory matters, litigation or other legal actions may result in, among other things, costs, fines, penalties, restrictions on Truist’s business activities, reputational harm, negative publicity, or other adverse consequences; • Truist faces substantial legal and operational risks in safeguarding personal information; • evolving legislative, accounting and regulatory standards, including with respect to climate, capital, and liquidity requirements, and results of regulatory examinations may adversely affect Truist’s financial condition and results of operations; • increased scrutiny regarding Truist’s consumer sales practices, training practices, incentive compensation design, and governance could damage its reputation and adversely impact business and revenues; • accounting policies and processes require management to make estimates about matters that are uncertain, including the potential write down to goodwill if there is an elongated period of decline in market value for Truist’s stock and adverse economic conditions are sustained over a period of time; • Truist faces risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases; • there are risks relating to Truist’s role as a loan servicer, including an increase in the scope or costs of the services Truist is required to perform without any corresponding increase in servicing fees or a breach of Truist’s obligations as servicer; • Truist’s success depends on hiring and retaining key teammates, and if these individuals leave or change roles without effective replacements, Truist’s operations could be adversely impacted, which could be exacerbated in the increased work-from-home environment as job markets may be less constrained by physical geography; • Truist’s operations rely on its ability, and the ability of key external parties, to maintain appropriate-staffed workforces, and on the competence, trustworthiness, health and safety of teammates; • Truist faces the risk of fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect, or mitigate; • security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist’s teammates and clients, malware intrusion, data corruption attempts, system breaches, cyber-attacks, which have increased in frequency with current geopolitical tensions, identity theft, ransomware attacks, and physical security risks, such as natural disasters, environmental conditions, and intentional acts of destruction, could result in the disclosure of confidential information, adversely affect Truist’s business or reputation or create significant legal or financial exposure; and • widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism and pandemics), and the effects of climate change, including physical risks, such as more frequent and intense weather events, and risks related to the transition to a lower carbon economy, such as regulatory or technological changes or shifts in market dynamics or consumer preferences, could have an adverse effect on Truist’s financial condition and results of operations, lead to material disruption of Truist’s operations or the ability or willingness of clients to access Truist’s products and services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, Truist undertakes no obligation to revise or update any forward-looking statements. Forward-Looking Statements

3 Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these “non-GAAP” measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The Company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Truist’s management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non- GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Performance Measures - The adjusted performance measures, including adjusted diluted EPS, adjusted return on average assets, adjusted return on average common shareholders’ equity, adjusted return on average tangible common shareholders’ equity, adjusted efficiency, adjusted operating leverage, adjusted revenue, and adjusted noninterest expense, are non-GAAP in that they exclude merger-related and restructuring charges, other selected items, and amortization of intangible assets, as applicable to tangible measures. Truist’s management uses these measures in their analysis of the Corporation’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Pre-Provision Net Revenue (PPNR) - Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), merger-related and restructuring charges, amortization of intangible assets, and other selected items. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods. Tangible Common Equity and Related Measures - Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. Core NIM - Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for loans, deposits, and long-term debt from SunTrust and other acquisitions are excluded to approximate the yields paid by clients. Truist’s management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist’s earning assets. Insurance Holdings Adjusted EBITDA - EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income. Truist’s management also adds back merger- related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist’s management uses this measure in its analysis of the Corporation’s Insurance Holdings segment. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Selected items affecting results are included on slide 7.

4

5 A purpose-driven year In 2022, Truist remained true to our commitment to inspire and build better lives for our clients, teammates, and communities Clients Teammates & DEI Communities Strengthened financial inclusion – Truist One Banking with no overdraft fees Matured digital offerings to enhance the client experience – Launched Truist Assist, Truist Invest Pro, and Truist Trade – Opened Innovation and Technology Center – Acquired Long Game and Zaloni Arena Integrated Relationship Management momentum building – IRM qualified referrals up 16% vs. 2021 (excludes mortgage impact) Making Truist a great place to work – Industry-leading minimum wage increase to $22/hour for eligible teammates – Enhanced total rewards program with Employee Stock Purchase Program and additional family-building benefits Continued focus on DEI – Exceeded objective for ethnically diverse senior leadership roles one year early with continued aspirations for growth – Surpassed 10% spend goal with diverse suppliers in 2022 Accolades and honors – Ranked 5th overall on the JUST 100 list (January 2023) – Recognized as one of Fortune Magazine’s Most Admired Companies Momentum for ESG and CSR programs – Exceeded $60 billion Community Benefits Plan overall commitments – Announced Net Zero by 2050 goal and made progress on sustainable finance opportunities Innovative charitable commitments – $120 million commitment to strengthen and support diverse-owned small businesses – Quickly deployed aid to help those impacted by Hurricane Ian; including from teammates via the One Team Fund 5

Financial Results

7 Selected items affecting 4Q22 results Item ($ in millions, except per share data) Pre-Tax After-Tax Diluted EPS Impact Merger-related and restructuring charges ($114) ($87) ($0.07) Incremental operating expenses related to the merger ($56) ($43) ($0.03) See non-GAAP reconciliations in the appendix

4Q22 performance highlights

($ in millions, except per share data)

Summary Income Statement

	4Q22	Change vs. 3Q22	Change vs. 4Q21
GAAP / Unadjusted			
Revenue	$6,258	6.3%	11.9%
Expense	$3,722	3.0%	0.6%
PPNR	$2,536	11.6%	34.2%
Provision for credit losses	$467	NM	NM
Net income available to common	$1,610	4.8%	5.6%
Diluted EPS	$1.20	4.3%	6.2%
ROCE	11.7%	100 bps	190 bps
ROTCE	27.6%	410 bps	870 bps
Efficiency ratio	60.0%	(180) bps	(650) bps
TBVPS	$18.04	(1.7)%	(29.2)%
Adjusted			
Revenue	$6,258	6.3%	11.9%
Expense	$3,389	2.0%	8.2%
PPNR	$2,869	11.9%	16.7%
Net income available to common	$1,740	5.2%	(6.0)%
Diluted EPS	$1.30	4.8%	(5.8)%
ROCE	12.6%	110 bps	70 bps
ROTCE	29.6%	450 bps	700 bps
Efficiency ratio	54.2%	(220) bps	(180) bps

Note: All data points are taxable-equivalent, where applicable; see non-GAAP reconciliations in the appendix
Current quarter regulatory capital information is preliminary

Commentary

Earnings and profitability

- $1.7 billion of adjusted net income available to common *($1.30 per share)* and adjusted ROTCE of 30%
  - Adjusted EPS up 4.8%, sequentially driven by strong growth in PPNR, partially offset by higher provision for credit losses
- Adjusted PPNR up 12% sequentially as a result of expanding net interest margin, strong loan growth, and rebound in fee income, partially offset by higher noninterest expense
- Building operating leverage momentum: YoY *(4Q22 vs. 4Q21)* adjusted operating leverage of 370 bps
- Strong asset quality: 34 bps NCO ratio and stable NPL / delinquencies

Balance sheet, capital, and liquidity

- Robust sequential average loan growth of 3.0% *(excluding BankDirect Capital Finance)*
- Liquidity and funding remain relatively stable
  - Average deposits declined 1.6% sequentially
  - LCR of 112%
- Capital *(9.0% CET1)* remains strong, particularly in the context of Truist's risk profile
  - Closed acquisition of BankDirect Capital Finance *(11/1)*

TRUIST

8

2022 performance highlights

($ in millions, except per share data)

Summary Income Statement

	2022	2021	Change
GAAP / Unadjusted			
Revenue	$23,177	$22,404	3.5%
Expense	$14,589	$15,116	(3.5)%
PPNR	$8,588	$7,288	17.8%
Provision for credit losses	$777	$(813)	NM
Net income available to common	$5,927	$6,033	(1.8)%
Diluted EPS	$4.43	$4.47	(0.9)%
ROCE	10.4%	9.7%	70 bps
ROTCE	22.9%	18.4%	450 bps
Efficiency ratio	63.3%	67.8%	(450) bps
TBVPS	$18.04	$25.47	(29.2)%
Adjusted			
Revenue	$23,174	$22,367	3.6%
Expense	$13,067	$12,687	3.0%
PPNR	$10,107	$9,680	4.4%
Net income available to common	$6,643	$7,457	(10.9)%
Diluted EPS	$4.96	$5.53	(10.3)%
ROCE	11.6%	11.9%	(30) bps
ROTCE	25.1%	22.0%	310 bps
Efficiency ratio	56.4%	56.7%	(30) bps

Commentary

Earnings and profitability

- Strong overall financial results: $6.6 billion of adjusted net income *($4.96 per share)* and 25% adjusted ROTCE
  - Adjusted EPS declined 10% YoY as solid 4.4% adjusted PPNR growth was offset by increase in provision expense *(due to reserve releases in 2021)*
- Achieved positive operating leverage
  - GAAP: 680 bps
  - Adjusted: 60 bps
- Strong asset quality: 27 bps NCO ratio

Balance sheet, capital, and liquidity

- Robust point-to-point loan growth of 13%
- Significant capital deployment and capital ratios remains strong *(9.0% CET1)*
  - Completed acquisitions of Kensington Vanguard, certain merchant relationships, BenefitMall, and BankDirect Capital Finance *(~50 bps of capital deployment)*
  - Increased dividend 8% to $0.52 per share in 3Q22

Note: All data points are taxable-equivalent, where applicable; see non-GAAP reconciliations in the appendix
Current quarter regulatory capital information is preliminary

TRUIST

9

Client-centric digital growth

Mobile App Users[1]


+3%
4.24MM
4.30MM
4.35MM
4.38MM
1Q22
2Q22
3Q22
4Q22

Zelle Transactions


+42%
13.5MM
15.9MM
17.6MM
19.0MM
1Q22
2Q22
3Q22
4Q22

Digital Transactions[2]


+13%
58.0MM
63.5MM
64.5MM
65.7MM
1Q22
2Q22
3Q22
4Q22

Increase in Client Satisfaction With Digital[3]


+21%
+6%
+5%
+7%
+3%
1Q22
2Q22
3Q22
4Q22

Product, Experience, and Platform Innovations Delivered in 2022 Position Truist for Continued Digital Growth and Client Engagement in 2023

- **Long Game Acquisition (2Q).** Mobile application uses prize-linked savings and fun to promote financial literacy, increase client lifetime value, and drive new client acquisition. Launches to Truist teammates, clients, and prospects throughout 2023.
- **Truist One Banking (3Q).** Truist One Checking and Truist Confidence accounts have features to help prevent overdraft fees and overspending, while encouraging strong money management habits with digital payments tools like online bill pay and Zelle®
- **Truist Assist (3Q).** AI-enhanced virtual assistant, combining technology with human touch. Provides automated chat messaging for everyday banking help, seamlessly connecting to Contact Center teammates when live help is needed.
- **Truist Trade (4Q).** Expanding the digital investment solutions portfolio by offering a self-directed, commission-free online trading experience with a new, simplified *(digital end-to-end)* account opening process


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1 Active users reflect clients that have logged in using the mobile app over the prior 90 days
2 Digital transactions include transfers, Zelle, bill payments, mobile deposits, ACH, and wire transfers
3 Client satisfaction: How satisfied are you with your most recent experience using digital banking with Truist?

TRUIST

10

Average loans & leases HFI



5-Quarter Trend
$286.3
$121.8
$164.5
3.81%
3.49%
$288.6
$121.1
$167.5
3.70%
3.42%
$296.7
$123.4
$173.3
3.91%
3.64%
$309.4
$129.7
$179.7
4.49%
4.36%
$320.7
$133.2
$187.5
5.25%
5.14%
4Q21
1Q22
2Q22
3Q22
4Q22
Commercial LHFI ($ B)
Loans HFI yield (%)
Consumer & Card LHFI ($ B)
Loans HFI yield ex. PAA (%)



Full-Year Trend
+5%
$288.9
$120.3
$168.6
3.97%
3.57%
$303.9
$126.9
$177.1
4.36%
4.14%
2021
2022

vs. Linked Quarter

- Strong growth: Average loans up 3.6% *(3.0% excluding BankDirect Capital Finance)*
- C&I up 4.7% due to growth across most CIB industry verticals and product groups and CCB
  - BankDirect Capital Finance acquisition closed on 11/1 and added $3.1 billion of loans *($2.1 billion on an average basis)*
- Residential mortgage up $3.0 billion, or 5.7%, as a result of prior correspondent purchases and slower prepays

vs. Like Quarter

- Average loans up 12%
  - C&I up 18% due to growth across most CIB industry verticals and product groups and CCB
  - Residential mortgage up 19% as a result of additional correspondent purchases and slower prepays
  - Consumer/card *(ex. residential mortgage)* up 3.0% due to growth in Service Finance, indirect auto, recreational lending, LightStream, and Sheffield; partially offset by run-off in student and partnership loans

May not foot due to rounding

TRUIST

11

12 $259.6 $272.7 $138.7 $145.4 0.04% 2021 2022 264.5 $269.3 $275.1 $274.1 $272.2 $146.5 $145.9 $148.6 $146.0 $141.0 0.03% 0.03% 0.09% Interest-bearing deposits Noninterest-bearing deposits Total deposit cost (%) 4Q21 1Q22 2Q22 3Q22 4Q22 Average deposits 1 Marginal beta calculation is based on change in average interest-bearing deposits costs divided by change in average Fed Funds from 3Q22 to 4Q22 2 Cumulative beta calculation is based on change in average interest-bearing deposit costs divided by change in average Fed Funds from 1Q22 to 4Q22 May not foot due to rounding $411.0 $415.2 $423.8 $420.1 – Average deposits declined $6.8 billion, or 1.6%, driven by monetary tightening, inflation, and higher rate alternatives – Well-controlled deposit costs – Total cost of deposits was 66 bps; up 35 bps compared to prior quarter – Total cost of interest-bearing deposits was 100 bps, up 52 bps compared to prior quarter – Reflects a 34% marginal1 and 27% cumulative2 beta vs. Linked Quarter vs. Like Quarter – Average deposits increased $2.3 billion, or 0.6%, due to an increase in brokered deposits, partially offset by the impact of monetary tightening, inflation, and higher rate alternatives 5-Quarter Trend Full-Year Trend $413.3 $418.1 $398.4 0.31% 0.66% 0.27% +5%

13 $3,267 $3,209 $3,435 $3,783 $4,030 $3,030 $2,999 $3,231 $3,670 $237 $210 $204 $113 $94 2.76% 2.76% 2.89% 3.12% 3.25% 2.55% 2.57% 2.72% 3.02% 3.17% Core net interest income TE ($ MM) Purchase accounting accretion ($ MM) Reported NIM (%) Core NIM (%) 4Q21 1Q22 2Q22 3Q22 4Q22 Net interest income & net interest margin 1 See non-GAAP reconciliations in the appendix vs. Linked Quarter5-Quarter Trend Full-Year Trend 1 – Net interest income increased 6.6% as a result of higher short-term interest rates and strong loan growth (alongside well-controlled deposit costs) – Reported and core NIM expanded 13 and 15 bps respectively, as a result of higher short-term interest rates (alongside well-controlled deposit costs) vs. Like Quarter – Net interest income up 23% as a result of aforementioned factors, partially offset by lower PAA and PPP revenue – Reported NIM up 49 bps as core NIM expansion of 62 bps more than offset 13 bps decline in PAA contribution – Core NIM expansion driven by higher market interest rates alongside well-controlled deposit costs $11,974 2.86% 3.01% 2.60% 2.88% 2021 2022 $1,140 $621 $13,114 $14,458 $3,937 $13,837 +10% 1

14 $2,323 $2,142 $2,248 $2,102 $2,227 41.7% 40.2% 39.7% 36.0% 35.9% Fee income Fee income ratio (%) 4Q21 1Q22 2Q22 3Q22 4Q22 Noninterest income vs. Linked Quarter5-Quarter Trend Full-Year Trend – Noninterest income increased $125 million, or 5.9% – Insurance income increased $41 million driven by seasonality and the BenefitMall acquisition – Investment banking & trading increased $35 million, primarily due to higher structured real estate income – Other income increased $33 million due to NQDCP vs. Like Quarter – Noninterest income decreased $96 million, or 4.1% – Investment banking & trading declined $120 million due to lower capital markets and M&A activity – Mortgage banking income declined $87 million due to lower refinance activity (impacting volumes and margins) – Partially offset by strong 15% growth in insurance revenue (acquisitions and 5.6% organic growth) $9,290 $8,719 41.7% 37.9% 2021 2022 (6%)

Noninterest expense


5-Quarter Trend
$3,700
$143
$427
$3,131
66.5%
56.0%
4Q21
$3,674
$137
$418
$3,119
69.0%
58.3%
1Q22
$3,580
$143
$238
$3,238
63.3%
57.0%
($39)
2Q22
$3,613
$140
$152
$3,321
61.8%
56.4%
3Q22
$3,722
$163
$170
$3,389
60.0%
54.2%
4Q22
Adjusted noninterest expense
Amortization
GAAP efficiency ratio
Merger costs[1]
Other significant items
Adjusted efficiency ratio


Full-Year Trend
$15,116
$262
$574
$1,593
$12,687
67.8%
56.7%
2021
(3%)
$14,589
$583
$978
$13,067
63.3%
56.4%
($39)
2022

vs. Linked Quarter

- Noninterest expense increased $109 million, or 3.0%
  - 4Q22 included $170 million of merger costs[1] compared to $152 million in 3Q22
- Adjusted noninterest expense[2] was $3.4 billion, up $68 million, or 2.0%
  - Personnel expense increased $84 million primarily due to changes in NQDCP and increase in minimum wage
  - Marketing expenses declined $35 million
  - Other expense decreased $28 million due to lower operational losses
  - Acquisitions contributed ~$30 million to sequential increase
- Excluding NQDCP, adjusted noninterest expense increased 0.6%

vs. Like Quarter

- Noninterest expense increased $22 million, or 0.6%
  - Merger costs[1] declined $257 million, offset by higher adjusted noninterest expense
- Adjusted noninterest expense[2] increased $258 million, or 8.2%
  - Personnel expense increased $161 million due to increase in minimum wage, investments in targeted businesses and acquisitions, and higher medical claims
  - Professional fees and outside processing increased $61 million due to enterprise technology investments and increased call center staffing
  - Other expense increased $26 million primarily due to higher T&E expense
  - Acquisitions contributed ~$75 million to YoY increase

1 Includes merger-related and restructuring charges and incremental operating expenses related to the merger
2 Excludes incremental operating expenses related to the merger
May not foot due to rounding

TRUIST

15

16 $182 $178 $159 $213 $273 0.25% 0.25% 0.22% 0.27% 0.34% NCO NCO ratio 4Q21 1Q22 2Q22 3Q22 4Q22 Asset quality 4.5x 9.0x 8.8x $421Net Charge-Offs Provision / (Benefit) for Credit Losses Nonperforming Loans / LHFI ALLL ($103) ($95) $171 $234 $467 4Q21 1Q22 2Q22 3Q22 4Q22 $4,435 $4,170 $4,187 $4,205 $4,377 1.53% 1.44% 1.38% 1.34% 1.34% ALLL ALLL ratio ALLL / NCO 4Q21 1Q22 2Q22 3Q22 4Q22 Continued strong credit performance; sequential and YoY trends primarily driven by seasonality / normalization within consumer portfolios Provision expense increased sequentially primarily due to moderately slower economic outlook The ALLL ratio was stable sequentially as a moderately slower economic outlook was offset by growth in higher quality loans (organic and BankDirect Capital Finance acquisition) Strong asset quality continues to reflect Truist’s prudent risk culture and diverse loan portfolio Leading indicators (NPL, early stage delinquencies) remain strong 6.14X 5.78X 6.54X 4.98X $697 $823 0.24% 0.27% 2021 2022 $(813) $775 2021 2022 $777 0.38% 0.36% 0.36% 0.35% 0.36% 4Q21 1Q22 2Q22 3Q22 4Q22 4.05X

17 Capital and liquidity position 9.6% 9.1% 9.0% Common Equity Tier 1 Tier 1 Total 4Q21 3Q22 4Q22 Current quarter regulatory capital information is preliminary 114% 111% 112% $86.7 $88.6 $89.4 LCR HQLA ($ B) 4Q21 3Q22 4Q22 13.9% Capital position – CET1 ratio was 9.0%, down 10 bps from 9/30 – Decline driven by strong 2.7% EOP organic loan growth and BankDirect Capital Finance acquisition – Dividend per share of $0.52 – Overall, continue to maintain a strong capital position, particularly in the context of Truist’s diverse business model and risk and profitability profile Liquidity position – Average LCR of 112% – Average loan-to-deposit ratio of 78% – Securities portfolio is 97% government guaranteed and declined 7% YoY (cash flows funded loan growth) 11.3% 13.2% Capital and liquidity position Commentary 10.7% 12.6% 12.5% 10.5%

18 13.9% 4Q22 Actuals 1Q23 Outlook Revenue (TE) $6.3 Down 2-3% Adjusted expenses $3.4 Up 1-2% Full Year 2022 Actuals Full Year 2023 Outlook Adjusted revenue (TE) $23.2 Up 7-9% Adjusted expenses $13.1 Up 5-7% Net charge-off ratio 27 bps 35-50 bps Tax rate 18% effective; 20% on TE basis ~19% effective; ~21% on TE basis 1Q23 and 2023 outlook Fu ll ye ar 2 02 3 co m pa re d to fu ll ye ar 2 02 2 ($ in billions) 1Q 23 co m pa re d to 4 Q 22 All data points are taxable-equivalent, where applicable Adjusted expenses exclude amortization of intangibles, merger-related and restructuring charges, incremental operating expenses related to the merger, and other selected items Adjusted revenues exclude securities gains / (losses) and other selected items See non-GAAP reconciliations in the appendix

Building momentum

Operating Leverage Increasing and...



Quarterly Trends *(YoY)*
Full Year Trend
10.8%
9.2%
10.9%
6.8%
3.7%
2.6%
0.6%
(2.4)%
(1.7)%
(1.5)%
(3.3%)
(4.7%)
1Q22
2Q22
3Q22
4Q22
FY 2021
FY 2022
GAAP
Adjusted Operating Leverage *(YoY)*

See non-GAAP reconciliations in appendix

...Well Positioned for the Future

- Shifting from integrating focus to operating focus *(executional excellence and purposeful growth)*
  - Realize significant benefit from becoming One Truist *(systems, digital, brand)*
    - Digitize, automate, simplify processes and operations
    - Accelerate IRM progress
  - Targeted investments and ongoing client experience enhancements
  - Raising the bar
- Well positioned for wide range of economic outcomes
  - Conservative credit culture
  - Balanced interest rate risk profile
  - Diverse business mix
  - Strong profitability profile
  - Strong capital position

TRUIST

19

20 Investment thesis Why Truist? Purpose-Driven Culture Exceptional Company Investing in the Future Leading Financial Performance – Inspire and build better lives and communities – Optimize long-term value for all stakeholders through safe, sound, and ethical practices – Attract and retain top talent – Continued strong ESG progress – Top 10 U.S. commercial bank – Comprehensive and diverse business mix with distinct capabilities in insurance, investment banking, digital / point-of- sale lending, and advice / industry expertise – Significant IRM potential – Strong market shares in high growth footprint (South / Mid-Atlantic) with select national businesses – Further modernize technology stack – Obsess over enhanced client and teammate experience to drive client acquisition – Enable convenient commerce and strengthen payments capabilities – Fit-for-purpose approach (build, buy, partner) – Increased usage of Open Banking, APIs, and Truist Ventures – Targeting strong growth and profitability relative to peers (with lower volatility) – Disciplined risk and financial management; focus on diversity – Strong risk adjusted capital position

Appendix

Consumer Banking & Wealth

Represents performance for Retail and Small Business Banking, Wealth, Mortgage Banking, and Consumer Finance Solutions

Metrics

Income statement ($ MM)	4Q22	vs. 3Q22	vs. 4Q21	Full Year 2022	Full Year Change
Net interest income	$2,954	$298	$674	$10,080	$975
Provision for credit losses	311	28	252	867	717
Noninterest income	846	10	(109)	3,423	(274)
Noninterest expense	1,925	(5)	(26)	7,669	(94)
Segment net income	1,194	218	222	3,785	15
Balance Sheet ($ B)					
Average loans[1]	$143.4	$3.0	$10.1	$137.5	$4.9
Average deposits	242.7	(6.6)	(6.3)	250.0	8.9
Other Key Metrics[2]					
Mortgages serviced for others ($ B)	$217.0	($1.7)	$21.0		
Wealth management AUM ($ B)	180.4	6.5	(29.2)		
Branches	2,123	4	(394)		

(1) Excludes loans held for sale
(2) Amount reported reflects end of period balance

Full Year Commentary

- Segment net income of $3.8 billion, flat YoY
- Net interest income increased 11% primarily driven by higher funding credit on deposits and higher average loan balances, partially offset by reduced PAA
- Average loans grew 3.7% YoY primarily driven by residential mortgage balances due to slower run-off and correspondent production
  - Growth in Service Finance, recreational lending, LightStream, and prime auto partially offset declines in mortgage warehouse lending and other portfolios
- Average deposits increased 3.7% YoY, but began to normalize in the second half of 2022 due to higher interest rates and inflation
- Provision for credit losses increased in 2022 due to higher loan growth and reserve releases in 2021
- Fee income down 7.4% YoY largely due to declines in mortgage banking income, wealth management income, and service charges
- Noninterest expense declined 1.2% YoY primarily due to decline in occupancy and incentives expense, partially offset by increased operational losses
  - Branch count down 16% YoY due to merger-related branch closures in 2022

TRUIST

A-1

Corporate & Commercial Banking

Represents performance for Commercial Community Banking, Corporate & Investment Banking, and CRE & Grandbridge

Metrics

Income statement ($ MM)	4Q22	vs. 3Q22	vs. 4Q21	Full Year 2022	Full Year Change
Net interest income	$1,836	$211	$523	$6,073	$740
Provision for credit losses	134	184	317	(95)	786
Noninterest income	675	31	(147)	2,661	(513)
Noninterest expense	834	17	13	3,233	(31)
Segment net income	1,217	37	19	4,395	(435)
Balance Sheet ($ B)					
Average loans[1]	$173.5	$5.7	$23.4	$164.5	$11.0
Average deposits	145.7	(0.6)	(9.6)	147.9	(1.9)

Full Year Commentary

- Net income of $4.4 billion, down 9.0%, primarily driven by higher provision for credit losses and lower IB fees, partially offset by higher net interest income and lower expenses
- Net interest income of $6.1 billion increased 14% as a result of higher funding credit on deposits and higher average loan balances, partially offset by reduced PAA and PPP fees
- Noninterest income of $2.7 billion decreased 16% primarily due to lower IB fees
- Noninterest expense of $3.2 billion, down 0.9%, primarily due to lower variable incentive comp, merger and restructuring charges, and professional services; partially offset by investments / strategic hiring
- Average loans of $164.5 billion increased 7.2% driven by increased revolver utilization and strong production momentum across both CIB and CCB
- Average deposits of $147.9 billion declined 1.3% primarily driven by impact of the higher rate environment

(1) Excludes loans held for sale

TRUIST

A-2

Insurance Holdings

Represents performance for Truist Insurance Holdings' Retail, Wholesale, and Services Divisions

Metrics

Income statement ($ MM)	4Q22	vs. 3Q22	vs. 4Q21	Full Year 2022	Full Year Change
Net interest income	$46	$13	$23	$131	$30
Noninterest income	801	67	120	3,105	441
Total revenue	847	80	143	3,236	471
Noninterest expense	681	41	135	2,504	425
Segment net income	121	27	(6)	546	16
Performance ($ MM)					
YoY organic revenue growth	5.6 %	(0.9)%	(5.2)%	6.7%	(4.3)%
Net acquired revenue	$76	$35	$14	$256	$70
Performance based commissions	32	11	4	91	14
Adjusted EBITDA(1)	218	37	23	918	88
Adjusted EBITDA margin(1)	25.7 %	2.2 %	(2.0)%	28.3%	(1.7)%

4Q and Full Year Commentary

4Q commentary

- Revenue increased 20%
  - Organic revenue growth was 5.6%
  - Acquired revenue of $76 million
  - New business generation was strong with improving retention
- Noninterest expenses were up 25% due to completed acquisitions, investments in new hires and teammates, performance-driven incentive expense, higher merger-related charges related to acquisitions, and an increase in T&E expense
- Market conditions
  - P&C premium rate increases remained relatively consistent vs prior quarters
  - Continue to see growth in exposure units and growth in the value of the exposure units due to inflation

Full year commentary

- Revenue increased 17%
  - Organic revenue growth was 6.7%
- EBITDA margin declined 170 bps primarily driven by an increase in T&E expense post-COVID and investments in new producers

(1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income. Truist's management also adds back merger-related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix.

TRUIST

A-3

Purchase accounting summary[(1)]

($ in millions)

	As of/For the Quarter Ended				
	Dec. 31 2022	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021
Loans and Leases[(2)]					
Beginning balance unamortized fair value mark	$ (826)	$ (924)	$ (1,119)	$ (1,323)	$ (1,540)
Accretion	80	96	189	191	217
Purchase accounting adjustments and other activity	5	2	6	13	—
Ending balance	$ (741)	$ (826)	$ (924)	$ (1,119)	$ (1,323)
Core deposit and other intangible assets					
Beginning balance	$ 3,726	$ 3,535	$ 3,693	$ 3,408	$ 2,930
Additions - acquisitions	111	336	—	430	647
Amortization[(3)]	(163)	(140)	(143)	(137)	(143)
Amortization in net occupancy expense	(3)	(5)	(5)	(8)	(3)
Purchase accounting adjustments and other activity	1	—	(10)	—	(23)
Ending balance	$ 3,672	$ 3,726	$ 3,535	$ 3,693	$ 3,408
Deposits[(4)]					
Beginning balance unamortized fair value mark	$ (1)	$ (3)	$ (5)	$ (7)	$ (9)
Amortization	1	2	2	2	2
Ending balance	$ —	$ (1)	$ (3)	$ (5)	$ (7)
Long-Term Debt[(4)]					
Beginning balance unamortized fair value mark	$ (94)	$ (109)	$ (122)	$ (139)	$ (157)
Amortization	13	15	13	17	18
Ending balance	$ (81)	$ (94)	$ (109)	$ (122)	$ (139)

(1) Includes only selected information and does not represent all purchase accounting adjustments.
(2) Purchase accounting marks on loans and leases includes credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the individual loans or recognized in full in the event of prepayment.
(3) Includes $16 million partial write-down of an investment advisory intangible asset from a prior acquisition in 4Q22.
(4) Purchase accounting marks on liabilities represents interest rate marks on time deposits and long-term debt and are recognized using the level-yield method over the term of the liability.

TRUIST

A-4

A-5 M&A related financial impacts Purchase accounting accretion Amortization of intangibles Merger-related and restructuring charges Incremental operating expenses related to the merger 1Q22 $210 $137 $216 $202 2Q22 204 143 121 117 3Q22 113 140 62 90 4Q22 94 163 114 56 FY 2022 621 583 513 465 FY 2023E ~300 ~540 ~100-125 0 ($ in millions) Amounts for future periods are based on Company projections No cost for MOE; represents BAU costs for acquisitions and restructuring activity

A-6 1Q23–4Q23 preferred stock projected dividends Estimates assume forward-looking LIBOR and SOFR rates. Actual interest rates could vary significantly causing dividend payments to differ from the estimates shown above. Truist Preferred Outstandings ($ MM) 1Q23 2Q23 3Q23 4Q23 Series I $173 $2.3 $2.5 $2.6 $2.5 Series J $102 1.4 1.5 1.5 1.5 Series L $750 14.8 15.8 16.0 15.6 Series M $500 — 12.8 — 12.8 Series N $1,700 40.8 — 40.8 — Series O $575 7.5 7.5 7.5 7.5 Series P $1,000 — 24.8 — 24.8 Series Q $1,000 25.5 — 25.5 — Series R $925 11.0 11.0 11.0 11.0 Estimated dividends based on projected interest rates and amounts outstanding ($ MM) $103.3 $75.9 $105.0 $75.7

Non-GAAP Reconciliations

Non-GAAP reconciliations

Diluted EPS

($ in millions, except per share data, shares in thousands)

	Quarter Ended					Year Ended	
	Dec. 31 2022	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021	Dec. 31 2022	Dec. 31 2021
Net income available to common shareholders - GAAP	$ 1,610	$ 1,536	$ 1,454	$ 1,327	$ 1,524	$ 5,927	$ 6,033
Merger-related and restructuring charges	87	48	92	166	163	393	631
Securities (gains) losses	—	1	—	53	—	54	—
Loss (gain) on early extinguishment of debt	—	—	(30)	—	—	(30)	(3)
Incremental operating expenses related to the merger	43	69	89	155	165	356	592
Charitable contribution	—	—	—	—	—	—	153
Professional fee accrual	—	—	—	—	—	—	23
Acceleration for cash flow hedge unwind	—	—	—	—	—	—	28
Gain on redemption of noncontrolling equity interest	—	—	—	(57)	—	(57)	—
Net income available to common shareholders - Adjusted	$ 1,740	$ 1,654	$ 1,605	$ 1,644	$ 1,852	$ 6,643	$ 7,457
Weighted average shares outstanding - diluted	1,337,338	1,336,659	1,338,864	1,341,563	1,343,029	1,338,462	1,349,378
Diluted EPS - GAAP	**$ 1.20**	**$ 1.15**	**$ 1.09**	**$ 0.99**	**$ 1.13**	**$ 4.43**	**$ 4.47**
Diluted EPS - adjusted[(1)]	**1.30**	**1.24**	**1.20**	**1.23**	**1.38**	**4.96**	**5.53**

(1) The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-8

Non-GAAP reconciliations

Efficiency ratio

($ in millions)

	Quarter Ended					Year Ended	
	Dec. 31 2022	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021	Dec. 2022	Dec. 2021
Efficiency ratio numerator - noninterest expense - GAAP	$ 3,722	$ 3,613	$ 3,580	$ 3,674	$ 3,700	$ 14,589	$ 15,116
Merger-related and restructuring charges, net	(114)	(62)	(121)	(216)	(212)	(513)	(822)
Gain (loss) on early extinguishment of debt	—	—	39	—	1	39	4
Incremental operating expense related to the merger	(56)	(90)	(117)	(202)	(215)	(465)	(771)
Amortization of intangibles	(163)	(140)	(143)	(137)	(143)	(583)	(574)
Charitable contribution	—	—	—	—	—	—	(200)
Professional fee accrual	—	—	—	—	—	—	(30)
Acceleration for cash flow hedge unwind	—	—	—	—	—	—	(36)
Efficiency ratio numerator - adjusted	$ 3,389	$ 3,321	$ 3,238	$ 3,119	$ 3,131	$ 13,067	$ 12,687
Efficiency ratio denominator - revenue[1] - GAAP	$ 6,208	$ 5,847	$ 5,655	$ 5,325	$ 5,566	$ 23,035	$ 22,296
Taxable equivalent adjustment	50	38	28	26	24	142	108
Securities (gains) losses	—	1	1	69	—	71	—
Gain on redemption of noncontrolling equity interest	—	—	—	(74)	—	(74)	—
Gains on divestiture of certain businesses	—	—	—	—	—	—	(37)
Efficiency ratio denominator - adjusted	$ 6,258	$ 5,886	$ 5,684	$ 5,346	$ 5,590	$ 23,174	$ 22,367
Efficiency ratio - GAAP	**60.0 %**	**61.8 %**	**63.3 %**	**69.0 %**	**66.5 %**	**63.3 %**	**67.8 %**
Efficiency ratio - adjusted[2]	**54.2**	**56.4**	**57.0**	**58.3**	**56.0**	**56.4**	**56.7**

(1) Revenue is defined as net interest income plus noninterest income.
(2) The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-9

Non-GAAP Reconciliations

Operating Leverage[1]

($ in millions)

	Quarter Ended								Year-to-Date			Link Quarters	Like Quarters				Year-to-Date	
	Dec. 31 2022	Sep. 30 2022	Jun. 30 2022	Mar. 31 2022	Dec. 31 2021	Sep. 30 2021	Jun. 30 2021	Mar. 31 2021	Dec. 31 2022	Dec. 31 2021	Dec. 31 2020	4Q22 vs. 3Q22	4Q22 vs. 4Q21	3Q22 vs. 3Q21	2Q22 vs. 2Q21	1Q22 vs. 1Q21	2022 vs. 2021	2021 vs. 2020
Revenue[2] - GAAP	$ 6,208	$ 5,847	$ 5,655	$ 5,325	$ 5,566	$ 5,598	$ 5,650	$ 5,482	$ 23,035	$ 22,296	$ 22,705	6.2 %	11.5 %	4.4 %	0.1 %	(2.9)%	3.3 %	(1.8)%
Taxable equivalent adjustment	50	38	28	26	24	28	28	28	142	108	125							
Securities (gains) losses	—	1	1	69	—	—	—	—	71	—	(402)							
Gain on redemption of noncontrolling equity interest	—	—	—	(74)	—	—	—	—	(74)	—	—							
Gains on divestiture of certain businesses	—	—	—	—	—	—	—	(37)	—	(37)	—							
Revenue[2] - adjusted	$ 6,258	$ 5,886	$ 5,684	$ 5,346	$ 5,590	$ 5,626	$ 5,678	$ 5,473	$ 23,174	$ 22,367	$ 22,428	6.3 %	11.9 %	4.6 %	0.1 %	(2.3)%	3.6 %	(0.3)%
Noninterest expense - GAAP	$ 3,722	$ 3,613	$ 3,580	$ 3,674	$ 3,700	$ 3,795	$ 4,011	$ 3,610	$ 14,589	$ 15,116	$ 14,897	3.0 %	0.6 %	(4.8)%	(10.7)%	1.8 %	(3.5)%	1.5 %
Merger-related and restructuring charges, net	(114)	(62)	(121)	(216)	(212)	(172)	(297)	(141)	(513)	(822)	(860)							
Gain (loss) on early extinguishment of debt	—	—	39	—	1	—	—	3	39	4	(235)							
Incremental operating expense related to the merger	(56)	(90)	(117)	(202)	(215)	(191)	(190)	(175)	(465)	(771)	(534)							
Amortization of intangibles	(163)	(140)	(143)	(137)	(143)	(145)	(142)	(144)	(583)	(574)	(685)							
Charitable contribution	—	—	—	—	—	—	(200)	—	—	(200)	(50)							
Professional fee accrual	—	—	—	—	—	(30)	—	—	—	(30)	—							
Acceleration for cash flow hedge unwind	—	—	—	—	—	—	—	(36)	—	(36)	—							
Noninterest expense - adjusted	$ 3,389	$ 3,321	$ 3,238	$ 3,119	$ 3,131	$ 3,257	$ 3,182	$ 3,117	$ 13,067	$ 12,687	$ 12,533	2.0 %	8.2 %	2.0 %	1.8 %	0.1 %	3.0 %	1.2 %
Operating leverage - GAAP												**3.2 %**	**10.9 %**	**9.2 %**	**10.8 %**	**(4.7)%**	**6.8 %**	**(3.3)%**
Operating leverage - adjusted[3]												**4.3 %**	**3.7 %**	**2.6 %**	**(1.7)%**	**(2.4)%**	**0.6 %**	**(1.5)%**

(1) Operating leverage is defined as percentage growth in revenue less percentage growth in noninterest expense.
(2) Revenue is defined as net interest income plus noninterest income.
(3) The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-10

Non-GAAP reconciliations

Pre-provision net revenue

($ in millions)

	Quarter Ended					Year Ended	
	Dec. 31 2022	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021	Dec. 31 2022	Dec. 31 2021
Net income	$ 1,682	$ 1,637	$ 1,532	$ 1,416	$ 1,602	$ 6,267	$ 6,437
Provision for credit losses	467	234	171	(95)	(103)	777	(813)
Provision for income taxes	337	363	372	330	367	1,402	1,556
Taxable-equivalent adjustment	50	38	28	26	24	142	108
Pre-provision net revenue[1][2]	**$ 2,536**	**$ 2,272**	**$ 2,103**	**$ 1,677**	**$ 1,890**	**$ 8,588**	**$ 7,288**
PPNR	$ 2,536	$ 2,272	$ 2,103	$ 1,677	$ 1,890	$ 8,588	$ 7,288
Merger-related and restructuring charges, net	114	62	121	216	212	513	822
Gain (loss) on early extinguishment of debt	—	—	(39)	—	(1)	(39)	(4)
Incremental operating expense related to the merger	56	90	117	202	215	465	771
Amortization of intangibles	163	140	143	137	143	583	574
Charitable contribution	—	—	—	—	—	—	200
Professional fee accrual	—	—	—	—	—	—	30
Acceleration for cash flow hedge unwind	—	—	—	—	—	—	36
Securities (gains) losses	—	1	1	69	—	71	—
Gain on redemption of noncontrolling equity interest	—	—	—	(74)	—	(74)	—
Gains on divestiture of certain businesses	—	—	—	—	—	—	(37)
Pre-provision net revenue - adjusted[1][2]	**$ 2,869**	**$ 2,565**	**$ 2,446**	**$ 2,227**	**$ 2,459**	**$ 10,107**	**$ 9,680**

(1) Revenue is defined as net interest income plus noninterest income.
(2) Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), merger-related and restructuring charges, amortization of intangible assets, and other selected items. Truist's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods.

TRUIST

A-11

Non-GAAP reconciliations

Return on average assets

($ in millions)

	As of / Quarter Ended					Year Ended	
	Dec. 31 2022	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021	Dec. 31 2022	Dec. 31 2021
Net income - GAAP	$ 1,682	$ 1,637	$ 1,532	$ 1,416	$ 1,602	$ 6,267	$ 6,437
Merger-related and restructuring charges	87	48	92	166	163	393	631
Securities (gains) losses	—	1	—	53	—	54	—
Loss (gain) on early extinguishment of debt	—	—	(30)	—	—	(30)	(3)
Incremental operating expenses related to the merger	43	69	89	155	165	356	592
Charitable contribution	—	—	—	—	—	—	153
Professional fee accrual	—	—	—	—	—	—	23
Acceleration for cash flow hedge unwind	—	—	—	—	—	—	28
Gain on redemption of noncontrolling equity interest	—	—	—	(57)	—	(57)	—
Numerator - adjusted[(1)]	$ 1,812	$ 1,755	$ 1,683	$ 1,733	$ 1,930	$ 6,983	$ 7,861
Average assets	$ 552,959	$ 545,606	$ 540,568	$ 535,981	$ 534,911	$ 543,830	$ 522,385
Return on average assets - GAAP	**1.21 %**	**1.19 %**	**1.14 %**	**1.07 %**	**1.19 %**	**1.15 %**	**1.23 %**
Return on average assets - adjusted[(1)]	**1.30**	**1.28**	**1.25**	**1.31**	**1.43**	**1.28**	**1.50**

(1) The adjusted performance ratios, including adjusted return on average assets, adjusted return on average common shareholders' equity, and adjusted return on average tangible common shareholders' equity, are non-GAAP in that they exclude merger-related and restructuring charges, selected items, and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-12

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

($ in millions, except per share data, shares in thousands)

	As of / Quarter Ended					Year Ended	
	Dec. 31 2022	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021	Dec. 31 2022	Dec. 31 2021
Common shareholders' equity	$ 53,841	$ 54,115	$ 56,302	$ 58,348	$ 62,598		
Less: Intangible assets, net of deferred taxes	29,908	29,752	29,095	29,229	28,772		
Tangible common shareholders' equity[1]	$ 23,933	$ 24,363	$ 27,207	$ 29,119	$ 33,826		
Outstanding shares at end of period	1,326,829	1,326,766	1,326,393	1,331,414	1,327,818		
Common shareholders' equity per common share	**$ 40.58**	**$ 40.79**	**$ 42.45**	**$ 43.82**	**$ 47.14**		
Tangible common shareholders' equity per common share[1]	**18.04**	**18.36**	**20.51**	**21.87**	**25.47**		
Net income available to common shareholders	$ 1,610	$ 1,536	$ 1,454	$ 1,327	$ 1,524	$ 5,927	$ 6,033
Plus amortization of intangibles, net of tax	125	107	109	105	110	446	441
Tangible net income available to common shareholders[1]	$ 1,735	$ 1,643	$ 1,563	$ 1,432	$ 1,634	$ 6,373	$ 6,474
Average common shareholders' equity	$ 54,823	$ 56,813	$ 56,803	$ 60,117	$ 61,807	$ 57,124	$ 62,112
Less: Average intangible assets, net of deferred taxes	29,891	29,035	29,173	28,905	27,523	29,253	26,897
Average tangible common shareholders' equity[1]	$ 24,932	$ 27,778	$ 27,630	$ 31,212	$ 34,284	$ 27,871	$ 35,215
Return on average common shareholders' equity	**11.7 %**	**10.7 %**	**10.3 %**	**9.0 %**	**9.8 %**	**10.4 %**	**9.7 %**
Return on average tangible common shareholders' equity[1]	**27.6**	**23.5**	**22.7**	**18.6**	**18.9**	**22.9**	**18.4**

(1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-13

Non-GAAP reconciliations

Return on average common equity and average tangible common equity

($ in millions)

	As of / Quarter Ended					Year Ended	
	Dec. 31 2022	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021	Dec. 31 2022	Dec. 31 2021
Net income available to common shareholders - GAAP	$ 1,610	$ 1,536	$ 1,454	$ 1,327	$ 1,524	$ 5,927	$ 6,033
Merger-related and restructuring charges	87	48	92	166	163	393	631
Securities (gains) losses	—	1	—	53	—	54	—
Loss (gain) on early extinguishment of debt	—	—	(30)	—	—	(30)	(3)
Incremental operating expenses related to the merger	43	69	89	155	165	356	592
Charitable contribution	—	—	—	—	—	—	153
Professional fee accrual	—	—	—	—	—	—	23
Acceleration for cash flow hedge unwind	—	—	—	—	—	—	28
Gain on redemption of noncontrolling equity interest	—	—	—	(57)	—	(57)	—
Net income available to common shareholders - adjusted	1,740	1,654	1,605	1,644	1,852	6,643	7,457
Amortization of intangibles, net of tax	125	107	109	105	110	446	441
Net income available to common shareholders - tangible adjusted	$ 1,865	$ 1,761	$ 1,714	$ 1,749	$ 1,962	$ 7,089	$ 7,898
Average common shareholders' equity	$ 54,823	$ 56,813	$ 56,803	$ 60,117	$ 61,807	$ 57,124	$ 62,112
Plus: Estimated impact of adjustments on denominator	65	59	76	158	164	358	712
Average common shareholders' equity - adjusted	54,888	56,872	56,879	60,275	61,971	57,482	62,824
Less: Average intangible assets	29,891	29,035	29,173	28,905	27,523	29,253	26,897
Average tangible common shareholders' equity - adjusted	$ 24,997	$ 27,837	$ 27,706	$ 31,370	$ 34,448	$ 28,229	$ 35,927
Return on average common shareholders equity - GAAP	**11.7 %**	**10.7 %**	**10.3 %**	**9.0 %**	**9.8 %**	**10.4 %**	**9.7 %**
Return on average common shareholders equity - adjusted(1)	**12.6 %**	**11.5 %**	**11.3 %**	**11.1 %**	**11.9 %**	**11.6 %**	**11.9 %**
Return on average tangible common shareholders equity - adjusted(1)	**29.6**	**25.1**	**24.8**	**22.6**	**22.6**	**25.1**	**22.0**

(1) The adjusted performance ratios, including adjusted return on average assets, adjusted return on average common shareholders' equity, and adjusted return on average tangible common shareholders' equity, are non-GAAP in that they exclude merger-related and restructuring charges, selected items, and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-14

Non-GAAP reconciliations

Core NIM

($ in millions)

	Quarter Ended					Year Ended	
	Dec. 31 2022	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021	Dec. 31 2022	Dec. 31 2021
Net interest income - GAAP	$ 3,981	$ 3,745	$ 3,407	$ 3,183	$ 3,243	$ 14,316	$ 13,006
Taxable-equivalent adjustment	50	38	28	26	24	142	108
Net interest income - taxable-equivalent	4,031	3,783	3,435	3,209	3,267	14,458	13,114
Accretion of mark on acquired loans	(80)	(96)	(189)	(191)	(217)	(556)	(1,051)
Accretion of mark on acquired liabilities	(14)	(17)	(15)	(19)	(20)	(65)	(89)
Net interest income - core(1)	$ 3,937	$ 3,670	$ 3,231	$ 2,999	$ 3,030	$ 13,837	$ 11,974
Average earning assets - GAAP	$ 492,805	$ 482,349	$ 475,818	$ 469,940	$ 470,885	$ 480,297	$ 458,045
Average balance - mark on acquired loans	787	875	1,029	1,247	1,449	949	1,827
Average earning assets - core(1)	$ 493,592	$ 483,224	$ 476,847	$ 471,187	$ 472,334	$ 481,246	$ 459,872
Annualized net interest margin:							
Reported - taxable-equivalent	**3.25 %**	**3.12 %**	**2.89 %**	**2.76 %**	**2.76 %**	**3.01 %**	**2.86 %**
Core(1)	**3.17**	**3.02**	**2.72**	**2.57**	**2.55**	**2.88**	**2.60**

(1) Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for loans, deposits, and long-term debt from SunTrust and other acquisitions are excluded to approximate the yields paid by clients. Truist's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist's earning assets. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-15

Non-GAAP reconciliations

Insurance Holdings adjusted EBITDA

($ in millions)

	Quarter Ended					Year Ended	
	Dec. 31 2022	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021	Dec. 31 2022	Dec. 31 2021
Segment net interest income	$ 46	$ 33	$ 28	$ 24	$ 23	$ 131	$ 101
Noninterest income	801	734	833	737	681	3,105	2,664
Total revenue	$ 847	$ 767	$ 861	$ 761	$ 704	$ 3,236	$ 2,765
Segment net income (loss) - GAAP	$ 121	$ 94	$ 179	$ 152	$ 127	$ 546	$ 530
Provision (benefit) for income taxes	40	32	58	49	32	179	156
Depreciation & amortization	39	34	33	33	24	139	109
EBITDA	200	160	270	234	183	864	795
Merger-related and restructuring charges, net	18	21	8	7	8	54	28
Incremental operating expenses related to the merger	—	—	—	—	4	—	7
Adjusted EBITDA[1]	$ 218	$ 181	$ 278	$ 241	$ 195	$ 918	$ 830
Adjusted EBITDA[1] margin	**25.7 %**	**23.5 %**	**32.3 %**	**31.6 %**	**27.7 %**	**28.3 %**	**30.0 %**

(1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income. Truist's management also adds back merger-related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-16

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